Exhibit 5.1

[Letterhead of Oppenheimer Wolff & Donnelly LLP]

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December 8, 2009

Select Comfort Corporation

9800 59th Avenue North

Minneapolis, MN 55442

Re:                            Select Comfort Corporation

Registration Statement on Form S-3 (Registration No. 333-162427)

Ladies and Gentlemen:

We are acting as counsel to Select Comfort Corporation, a Minnesota corporation (the “Company”), in connection with the registration by the Company of the offer and sale of 4,141,254 shares of common stock, $.01 par value per share, of the Company (the “Shares”) pursuant to the Company’s registration statement on Form S-3, Registration No. 333-162427, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 9, 2009, and amended pursuant to Pre-Effective Amendment No. 1 thereto on November  6, 2009, which registration statement was declared effective by the Commission on November 16, 2009 (as amended, the “Registration Statement”). The prospectus dated November 16, 2009 filed with the Registration Statement is hereinafter referred to as the “Base Prospectus.” The prospectus supplement dated December 8, 2009, in the form filed with the Commission under Rule 424(b)(2) promulgated under the Securities Act, is hereinafter referred to as the “Prospectus Supplement.”

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

a.                                       The Registration Statement, the Base Prospectus and the Prospectus Supplement.

b.                                      An executed copy of the Purchase Agreement dated December 8, 2009 between Piper Jaffray & Co. and Select Comfort Corporation (the “Purchase Agreement”).

c.                                     An executed copy of the Securities Purchase Agreement dated as of October 2, 2009 between Sterling SC Investor, LLC and Select Comfort Corporation (the “Securities Purchase Agreement”).

d.                                      The Third Amended and Restated Articles of Incorporation of the Company, as amended (the “Charter”), as certified by the Secretary of State of the State of Minnesota and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

e.                                       The Restated Bylaws of the Company (the “Bylaws”), as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

f.                                         Resolutions, minutes and records of the corporate proceedings of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement, the issuance of Securities and other related matters (the “Securities Resolutions”).

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein.  In connection with our examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

We assume for purposes of this opinion that the Registration Statement and any amendment thereto will remain effective during the period when the Shares are offered, sold or issued.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the terms of the Purchase Agreement and the Securities Purchase Agreement, as applicable, and as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement, will be validly issued and are fully paid and non-assessable.

We express no opinion with respect to laws other than those of the State of Minnesota and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction

This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or any other document, nor is it to be filed with or furnished to any government agency or other person, without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K incorporated by reference in the Registration Statement, to its use as part of the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ OPPENHEIMER WOLFF & DONNELLY LLP